Ehibit 10(u)

CONSENT AND WAIVER

This Consent and Waiver (this “Consent”) is made as of ___________, 2012 and is by and between TWIN DISC, INCORPORATED, a Wisconsin corporation (the “Borrower”), and BMO HARRIS BANK N.A., successor-by-merger to M&I Marshall & Ilsley Bank ("BMO").

A.           The Borrower and BMO have entered into an Amended and Restated Loan Agreement dated as of May 13, 2011 (as amended, supplemented or otherwise modified through the date hereof, the “Loan Agreement”).  Any terms which are used herein but are not defined herein shall have the meaning for such terms as set forth in the Loan Agreement.

B.           The Borrower has informed BMO that the Borrower and the Borrower's Subsidiary, Twin Disc International, S.A., a Belgian corporation ("TD International"), as co-borrowers, wish to obtain an additional credit facility in the principal amount of $15,000,000 from Wells Fargo Bank, National Association (the "New Wells Fargo Facility").  The New Wells Fargo Facility is not recognized as Permitted Indebtedness under the Loan Agreement.  Borrower also desires to enter into an amendment to the Prudential Agreement.

C.           The Borrower has requested that BMO consent to the New Wells Fargo Facility, consent to an amendment to the Prudential Agreement and waive certain provisions of the Loan Agreement on the terms and conditions set forth below with respect to the transactions described in Paragraph B.

1. Consent and Waiver.  Section 4.3 of the Loan Agreement contains restrictions on the Borrower or any Subsidiary of Borrower incurring Indebtedness, except for Permitted Indebtedness as such is defined in the Loan Agreement.

BMO hereby consents to (i) the Borrower and TD International, as co-borrowers, obtaining the New Wells Fargo Facility from Wells Fargo Bank, National Association and incurring thereunder Indebtedness as contemplated thereby and agrees that the New Wells Fargo Facility shall be deemed to be Permitted Indebtedness under the Loan Agreement; provided, that the New Wells Fargo Facility (a) does not exceed $15,000,000 in aggregate principal amount at any time outstanding other than as a result of currency fluctuations, (b) is and remains unsecured and (c) shall be extended pursuant to the Credit Agreement in the form of Exhibit 1 hereto, as the same may (subject to the second sentence of Section 2 below) be from time to time amended, restated, amended and restated or otherwise modified, (ii) the Borrower and any Subsidiary being able to incur additional unsecured Indebtedness in an aggregate principal amount not to exceed $2,000,000 at any time outstanding, subject to Section 5.14 of the Loan Agreement.  Promptly after execution of same, the Borrower shall deliver to BMO a fully executed copy of such Credit Agreement including all schedules and exhibits, and (iii) the Amendment No. 7 to the Prudential Agreement in the form of Exhibit 2 hereto.

This Consent is only a consent to the transactions as described in this Consent and a waiver of the specific covenants specified in this Consent for the transactions as specified in this Consent.  Nothing contained in this Consent shall be construed as a waiver of these or any other covenants for any subsequent period or any other waiver of any covenant contained in the Loan Agreement.

2. Representations, Warranties and Acknowledgements.  The Borrower hereby confirms that each of the representations and warranties contained in the Loan Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof; and that No Default or Event of Default has occurred and is continuing as of the date hereof.  The Borrower further acknowledges and agrees that once the Credit Agreement for the New Wells Fargo Facility is executed and a copy of it is delivered to BMO as required under this Consent, any amendment or modification of said Credit Agreement shall be subject to Section 5.14 of the Loan Agreement.

3. Effective Date.  This Consent shall become effective upon the execution and delivery hereof by the Borrower and BMO.

4. Reference to and Effect Upon the Loan Agreement.

(a) Except as specifically waived and consented to above, the Loan Agreement shall remain in full force and effect and are hereby ratified and confirmed by Borrower.

(b) The execution, delivery and effectiveness of this Consent shall not operate as a waiver of any right, power or remedy of BMO under the Loan Agreement, nor constitute a waiver of any provision of the Loan Agreement, except as specifically set forth herein.

5. GOVERNING LAW.  TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE CONSENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WISCONSIN, WITHOUT REGARD TO ITS CHOICE OF LAW RULES.

6. Headings.  Section headings in this Consent are included herein for convenience of reference only and shall not constitute a part of this Consent for any other purposes.

7. Counterparts.  This Consent may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Consent as of the day and year first above written.

TWIN DISC, INCORPORATED,
Borrower

By:
Its:

BMO HARRIS BANK N.A. By: Its: By: Its:

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Exhibit 1

Credit Agreement for the New Wells Fargo Facility

[See attached]

QB\18480743.4

Exhibit 2

Amendment No. 7 to the Prudential Agreement

[See attached]

QB\18480743.4